AMENDMENT NO. 2
TO AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
January 23, 2013
Among
ABERCROMBIE & FITCH MANAGEMENT CO.
THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,
as Borrowers,
ABERCROMBIE & FITCH CO.,
as Parent
THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,
PNC BANK, NATIONAL ASSOCIATION,
as an LC Issuer, the Swing Line Lender and as a Co-
Lead Arranger and Global Agent

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Amended and Restated Credit Agreement (this “Amendment”) is made as of January 23, 2013, by and among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers party hereto (together with the Company, each a “Borrower” and collectively, the “Borrowers”), ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION as the global administrative agent (the “Global Agent”), the Swing Line Lender and an LC Issuer.
RECITALS:

A.    The Company, the Parent, the Foreign Subsidiary Borrowers, the Global Agent and the Lenders are parties to the Amended and Restated Credit Agreement, dated as of July 28, 2011 (as amended by Amendment No. 1 to Credit Agreement, dated as of February 24, 2012 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Borrowers, the Global Agent and the Lenders desire to further amend the Credit Agreement as more fully set forth herein.
C.    Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Credit Agreement as amended.
AGREEMENT:

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Global Agent and the Lenders agree as follows:
1.Amendment to Section 7.01 to the Credit Agreement. Section 7.01 of the Credit Agreement shall be amended by amending and restating clause (k) as follows:
“(k)    Indebtedness under the Term Loan Facility in an aggregate principal amount not to exceed $150,000,000; and”
2.    Amendment to Section 7.07 to the Credit Agreement. Section 7.07 of the Credit Agreement shall be amended by amending and restating clause (b) as follows:
“(b)    Coverage Ratio. The Parent and the Company will not at any time permit the Coverage Ratio to be less than 1.75 to 1.00 at the end of each Testing Period and/or at any time Pro Forma Compliance is required to be demonstrated.”
3.    Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent:
(a)    this Amendment has been executed by each Borrower, the Parent, the Global Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to the Global Agent;

(b)    the Borrowers shall have provided an officer’s certificate that certifies that all representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;
(c)    each Guarantor has executed and delivered to the Global Agent the Guarantor Acknowledgment and Agreement attached hereto;
(d)     each of the following Foreign Revolving Facility Borrowers shall have provided to the Global Agent an incumbency certificate in form and substance satisfactory to the Global Agent: (i) Abercrombie & Fitch (UK) Limited, (ii) Abercrombie & Fitch Europe S.A. and (iii) AFH Stores UK Limited (formerly known as Hollister Co. (UK) LTD);

(e)    the Global Agent shall have received an executed copy of an amendment to the Term Loan Facility in form and substance satisfactory to the Global Agent;

(f)    the Borrowers shall have paid to the Global Agent, for the account of each Lender that signs this Amendment, a 0.05% amendment fee based on each such Lender’s Facility Commitment; and

(g)    the Borrowers shall have paid all reasonable out-of-pocket fees and expenses of the Global Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.

4.    Representations and Warranties. The Borrowers and the Parent each hereby represents and warrants to the Global Agent and the Lenders that: (a) such Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational documents of such Credit Party or any law applicable to such Credit Party; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.    Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.
6.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7.    Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.
8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS AND THE PARENT EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrowers and the Parent each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrowers and the Parent each hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party at its address for notices pursuant to Section 11. 04 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.
(b)    The Borrowers and the Parent each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING THERETO), OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
(Signature pages follow.)

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ABERCROMBIE & FITCH MANAGEMENT CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President—Tax, Treasury and Risk Management & Treasurer

AFH CANADA STORES CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH (UK) LIMITED AFH STORES UK LIMITED

By: /s/ Boris Djordjevic
Name: Boris Djordjevic
Title: Director

ABERCROMBIE & FITCH EUROPE S.A.

By: /s/ Boris Djordjevic
Name: Boris Djordjevic
Title: President

AFH JAPAN, G.K. [seal]

By: /s/ Takehiko Fukuoka
Name: Takehiko Fukuoka
Title: Executive Manager

PNC BANK, NATIONAL ASSOCIATION, as Global Agent, an LC Issuer, the Swing Line Lender, and a Lender

By: /s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Senior Vice President

PNC BANK CANADA BRANCH, as a Canadian Lender

By: /s/ Caroline Stade
Name: Caroline Stade
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

FIFTH THIRD BANK

By: /s/ Michael J. Schaltz, Jr.
Name: Michael J. Schaltz, Jr.
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Amanda M. Sigg
Name: Amanda M. Sigg
Title: Vice President

BANK OF AMERICA, N.A.

By: /s/ Jaime C. Eng
Name: Jaime C. Eng
Title: Vice President

CITIZENS BANK OF PENNSYLVANIA

By: /s/ Carl S. Tabacjar, Jr.
Name: Carl S. Tabacjar, Jr.
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ David W. Kee
Name: David W. Kee
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Assistant Vice President

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (collectively, the “Guarantors” and, individually, “Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 23, 2013 (the “Amendment”). Each Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment. Each Guarantor further agrees that its obligations pursuant to the Domestic Credit Party Guaranty shall remain in full force and effect and be unaffected hereby.
EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
(Signature page follows.)

IN WITNESS WHEREOF, this Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ABERCROMBIE & FITCH CO.

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President—Tax, Treasury and Risk Management & Treasurer

ABERCROMBIE & FITCH HOLDING CORPORATION
A&F TRADEMARK, INC.
ABERCROMBIE & FITCH FULFILLMENT COMPANY
ABERCROMBIE & FITCH DISTRIBUTION COMPANY
J.M.H. TRADEMARK, INC.
J.M. HOLLISTER, LLC
ABERCROMBIE & FITCH TRADING CO.
ABERCROMBIE & FITCH STORES, INC.
FAN COMPANY, LLC
HOLLISTER CO.
ABERCROMBIE & FITCH INTERNATIONAL, INC.
GILLY HICKS, LLC
DFZ, LLC
A&F CANADA HOLDING CO.
CANOE, LLC
CROMBIE, LLC
RUEHL NO. 925, LLC
AFH PUERTO RICO LLC
NSOP, LLC

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC By: Abercrombie & Fitch Trading Co., its Sole Member

By: /s/ Everett Gallagher
Name: Everett Gallagher
Title: Senior Vice President & Treasurer Abercrombie & Fitch Trading Co.

HUI-156181v7